Exhibit 10(cc)

BANK OF BOSTON CORPORATION AND ITS SUBSIDIARIES

DEFERRED COMPENSATION PLAN

1. Purpose and Effective Date.

The purpose of this Plan is to provide an arrangement whereby eligible executives can elect to defer receipt of designated percentages or amounts of their salary and bonuses. The Plan is effective January 1, 1988. It is intended that this Plan supplant certain existing nonqualified deferred compensation agreements between the Employer and individual executives.

2. Definitions.

(a) “Plan” means the Bank of Boston Corporation and Its Subsidiaries Deferred Compensation Plan as set forth herein and as from time to time amended.

(b) “Employer” means Bank of Boston Corporation and such of its subsidiaries which participate in the Plan.

(c) “Committee” means the Compensation Committee of the Board of Directors of the Corporation.

(d) “Corporation” means Bank of Boston Corporation.

(e) “Bank” means The First National Bank of Boston.

(f) “Participant” means an executive who participates in the Plan.

(g) “Salary” means the fixed basic compensation of a Participant from the Employer for a calendar year, excluding any special compensation such as overtime, bonus payments, disability insurance benefits, severance pay or other similar distributions, as well as contributions under any employee benefit plan; provided, that Salary shall include amounts that would have been received by the Participant from the Employer as fixed basic compensation but for an election under section 401(k) or section 125 of the Code or a deferral election under this Plan.

(h) “Bonus” means, for any calendar year, such amount or amounts as are payable to a Participant under any incentive award or bonus program provided by the Employer that the Committee designates prior to the start of such calendar year.

(i) “401(k) Plan” means, with respect to any Participant, any qualified plan maintained by the Participant’s Employer that includes a cash or deferred arrangement qualified under section 401(k) of the Code.

(j) “Deferral Account” means the account described in Section 6.

(k) “Declared Rate” means, with respect to 1988, 10.61%, and with respect to subsequent calendar years the one-hundred-twenty (120)-month-rolling average rate of ten-year United States Treasury Notes or such other rate as may be prescribed from time to time by the Committee. For any calendar year the one-hundred-twenty (120)-month-rolling average rate will be determined by the Committee as of the preceding month of December and will be the average of the rates in effect for each of the one hundred twenty (120) months ending with that December.

(l) “Code” means the Internal Revenue Code of 1986 as amended from time to time.

(m) “Change of Control” means the occurrence of any of the following events:

(i) a Bank Holding Company Act Control Acquisition,

(ii) a Twenty Percent Stock Acquisition,

(iii) an Unusual Board Change, or

(iv) a Securities Law Change of Control,

unless, in the case of an event specified in item (i), (ii) or (iii), a majority of the Continuing Directors shall determine, not later than 10 days after the Corporation knows or can reasonably be expected to know of the event, that the event shall not constitute a Change of Control for purposes of this Plan. A majority of the Continuing Directors may at any time prior to the expiration of such 10-day period (or prior to the expiration of any extension of such period pursuant to this sentence) extend such period or impose such time and other limitations on their determination as they may consider appropriate, and at any time may revoke their determination made in accordance with the preceding sentence that an event did not constitute a Change of Control for purposes of this Plan. A determination by a majority of the Continuing Directors that an event did not constitute a Change of Control under item (i), (ii) or (iii) shall not be deemed to apply to any other event, however closely related.

(n) “Bank Holding Company Act Control Acquisition” means an acquisition of control of the Corporation as defined in Section 2(a)(2) of the Bank Holding Company Act of 1956, or any similar successor provision, as in effect at the time of the acquisition.

(o) “Continuing Director” means any director (i) who has continuously been a member of the Board of Directors of the Corporation since not later than December 31, 1987, or (ii) who is a successor of a Continuing Director as defined in (i) if such successor (and any intervening successor) shall have been recommended or elected to succeed a Continuing Director by a majority of the then Continuing Directors.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

(q) “Securities Law Change of Control” means a change in control of the Corporation of a nature that would be required to be reported in response to item 1(a) of Current Report on Form 8-K or item 6(e) of Schedule 14A of Regulation 14A or any similar item, schedule or form under the Exchange Act, as in effect at the time of the change, whether or not the Corporation is then subject to such reporting requirement.

(r) A “Twenty Percent Stock Acquisition” occurs when a “person” (other than the Corporation, any subsidiary of the Corporation, any employee benefit plan of the Corporation or of any subsidiary of the Corporation, or any “person” organized, appointed or established by the Corporation for or pursuant to any such plan), alone or together with its “affiliates” and its “associates”, becomes the “beneficial owner” of 20% or more of the common stock of the Corporation then outstanding. The terms “person”, “affiliate”, “associate” and “beneficial owner” have the meanings given to them in Section 2 of the Exchange Act and Rules 12b-2, 13d-3 and 13d-5 under the Exchange Act, or any similar successor provision or rule, as in effect at the time when the “person” becomes such a “beneficial owner”. The term “person” includes a group referred to in Rule 13d-5 under the Exchange Act, or any similar successor rule, as in effect when the group becomes such a “beneficial owner”.

(s) An “Unusual Board Change” occurs when Continuing Directors constitute two-thirds or less of the membership of the Board of Directors of the Corporation, whether as the result of a merger, consolidation, sale of assets or other reorganization, a proxy contest, or for any other reason or reasons.

(t) “Disability” means a disability as defined in the Bank’s long-term disability insurance plan.

3. Eligibility.

Such key employees of the Employer as are selected by the Committee shall be eligible to participate in the Plan provided they complete such forms as the Committee may require.

The Committee may require as a condition of eligibility that certain employees, specified by the committee, waive, effective as of January 1, 1988, certain existing deferred compensation agreements or arrangements they may have with the Employer, and agree to payment under this

Plan of any or all amounts deferred pursuant to such agreements and arrangements. However, the form and timing of payments under this Plan of any such amounts previously deferred will be as provided in the existing agreements or arrangements except as provided in Sections 10 and 13.

4. Elective Deferrals.

A Participant may elect to defer such portion of his or her Salary or Bonus otherwise payable in or for a calendar year as the Committee may prescribe prior to the start of such calendar year.

5. Deferral Elections.

A Participant’s election of deferral under Section 4 shall be in the form prescribed by the Committee. The election of deferral must be filed prior to the first day of the calendar year for which the Salary or Bonus is earned. Each election shall specify the percentage or amount of the Participant’s Salary or Bonus to be credited to his or her Deferral Account instead of being paid currently to the Participant, and the form and timing of the distributions in respect of such deferral. Each election shall be binding with respect to the Salary and Bonus for such period (not less than one year) as the Committee shall specify (the “Deferral Period”) and shall be irrevocable after January 1 of the calendar year to which it applies, or in the case of a Deferral Period of more than one year, January 1 of the first calendar year to which it applies.

6. Deferral Account.

The Employer shall maintain one or more Deferral Accounts on behalf of each Participant as follows:

(a) Opening Balance. If the Participant has deferred compensation prior to January 1, 1988 pursuant to one or more agreements or arrangements with his or her Employer and has agreed to the modification of such agreements or arrangements pursuant to the second paragraph of Section 3, the Employer shall credit to a Deferral Account for the Participant the amount credited to the Participant’s account or accounts as of December 31, 1987 under such prior agreements or arrangements.

(b) Deferrals. On and after January 1, 1988 the Employer shall credit to a separate Deferral Account for the Participant the amounts of Salary or Bonus, as applicable, which the Participant elected to defer, as of the dates the Salary or Bonus would have been payable if not deferred.

(c) Employer Credits. As of the end of each calendar year, the Employer shall credit to the Deferral Account of each eligible Participant maintained under Section 6(b) for such year the sum of (i) and (ii) below, minus (iii) below, where (i) is such amount as would have been contributed by the Employer on behalf of the Participant as a matching contribution under the Participant’s 401(k) Plan for such year but for the limitations imposed upon such 401(k) Plan by section 415 or by the nondiscrimination requirements of sections 401(k) or 401(m) of the Code; (ii) is an amount equal to a percentage to be specified by the Committee of the Participant’s Salary deferred under this Plan for such year; provided, that the sum of (i) and (ii) shall not exceed six percent of the Participant’s Salary for such year or such other percentage or amount as may be determined by the Committee; and (iii) is such offsets or reductions as may be specified by the Committee. The Committee may impose such conditions on eligibility for the Employer credits pursuant to this Section as it determines in its sole discretion. The Employer shall notify each Participant if additional amounts are to be credited to his or her Deferral Account for any year pursuant to this Section. To the extent specified by the Committee, the Employer will also credit to the Deferral Account of each affected Participant such amounts as may be necessary to restore any contribution or benefit the Participant may lose under any tax-qualified plans maintained by the Employer as a result of the Participant’s deferrals under the Plan.

(d) Interest. Subject to Section 15 and the remaining provisions of this paragraph, at the end of each month the Employer shall credit to each of the Participant’s Deferral Accounts an amount equal to the amount in such Deferral Account as of the end of the immediately preceding calendar month without regard to interest credited pursuant to this sentence for the current calendar year times one-twelfth of the lesser of (i) 65% of the Declared Rate or (ii) six percent. The interest credits shall be compounded annually. If the Participant should terminate employment with the Employer after the Participant’s 55th birthday and during or after the last year of the most recent Deferral Period for which the Participant has made an election, or on account of death prior to retirement or Disability of at least thirty (30) months’ duration, the interest credited to the Participant’s Deferral Accounts for all years (and fractional years expressed in days) of his or her participation in the Plan shall be recalculated in the manner described in the first sentence of this paragraph at 130% times the Declared Rate for each such year. Interest shall continue to be credited pursuant to this paragraph until the commencement of benefits.

7. Form and Timing of Distributions.

(a) Retirement, Disability or Termination of Employment. Upon the Participant’s retirement, Disability or termination of employment for reasons other than death, the Participant shall be entitled to receive the balance in each of his or her Deferral Accounts calculated as of the last day of the calendar quarter preceding the event that gives rise to the distribution. Each Deferral Account shall be payable as the Participant shall have specified in his or her election of deferral from among the forms prescribed by the Committee and, if payment is made other than in an immediate lump sum, shall be adjusted to reflect continued interest credits in such manner as the Committee shall prescribe. Payment shall be made or commence as soon as practicable following the event giving rise to the distribution. Notwithstanding the foregoing, however, except as provided in Sections 10 and 13, payment of the amount credited to any Participant as an opening balance under Section 6(a) plus interest credited thereon pursuant to Section 6(d) shall be made in the form elected by the Participant under his or her, agreements or arrangements existing prior to January 1, 1988.

(b) Death. If the Participant dies prior to the commencement of payment of his or her Deferral Accounts as described in Section 7(a), the Participant’s designated beneficiary or beneficiaries shall be entitled to receive a ten-year certain annuity payable in level quarterly amounts with an assumed rate of 10% interest credited and compounded quarterly. The principal used to calculate the quarterly payments will be the balance in the Participant’s Deferral Accounts as of the date of death, including interest recalculated in the manner described in Section 6(d) at 130% of the Declared Rate for each year (and fractional years expressed in days) of his or her participation in the Plan, plus any deferrals of Salary or Bonus which the Participant had elected to make but did not complete because of his or her death and the matching credits which the Employer would have added to the Deferral Accounts had the Participant completed his or her final Deferral Period. For purposes of the preceding sentence, it will be assumed that the Participant would have continued to earn the same Salary during the remainder of the Deferral Period as he or she earned at the time of death and that he or she would have received the same Bonus amount for each year remaining in the Deferral Period as the Bonus received for the year of death. If the Participant dies after payment of his or her Deferral Accounts has commenced but prior to the exhaustion of any such Account, payment of the remaining balance of such Account shall continue to the Participant’s designated beneficiary or beneficiaries in the form selected by the Participant.

8. Emergency Benefit.

If a Participant suffers a financial emergency, upon the written request of the Participant the Committee, in its sole discretion, may distribute to the Participant at such time as the Committee may prescribe that portion of his or her Deferral Accounts, if any, which the Committee determines is necessary to meet the immediate financial emergency. For purposes of this Section, a Participant’s Deferral Accounts shall include interest credited in the manner described in Section 6(d) at the lesser of 65% of the Declared Rate or 6% for each year (and fractional years expressed in days) of his or her participation in the Plan, unless the Participant shall have attained age 55 prior to the filing of the written request, in which case the interest in his or her Deferral Accounts shall be recalculated in the manner described in Section 6(d) at 130% of the Declared Rate for each year (and fractional years expressed in days) of the Participant’s participation in the Plan. A financial emergency shall include major uninsured medical expense or education of the Participant or the Participant’s spouse or dependent, the purchase of a principal residence for the Participant, and such other financial emergencies as the Committee may, in its discretion, determine, provided that the Participant demonstrates to the Committee’s satisfaction that he or she lacks available resources to meet the emergency. Any such distribution shall reduce the balance in the Participant’s Deferral Accounts available for distribution in accordance with Section 7.

9. Administration of the Plan.

The Committee shall oversee the administration of the Plan by the Bank’s Human Resources Department. The Committee shall have the exclusive power to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant. The Committee shall exercise its discretion under the Plan in such manner as it determines appropriate and may, in its discretion, waive the application of any rule to any Participant. The Committee shall have no responsibility to exercise its discretion in a uniform manner among similarly situated Participants, and no decision with respect to any Participant shall give any other Participant the right to have the same decision applied to him or her.

10. Nature of Claim for Payments.

Except as herein provided the Employer shall not be required to set aside or segregate any assets of any kind to meet any of its obligations hereunder, and all obligations of the Employer hereunder shall be reflected by book entries only. The Participant shall have no rights on account of this Plan in or to any specific assets of the Employer. Any rights that the Participant may have on account of this Plan shall be those of a general, unsecured creditor of the Employer.

The Corporation may establish a trust of which the Corporation is treated as the owner under Subpart E of Subchapter J, Chapter 1 of the Code (a “grantor trust”), and may from time to time deposit funds in such trust to facilitate payment of the benefits provided under the Plan. In the event the Corporation establishes such a grantor trust with respect to the Plan and at the time of a Change of Control, such trust (i) has not been terminated or revoked and (ii) is not “fully funded” (as hereinafter defined), the Corporation shall within ten days of such Change of Control, or if a majority of the Continuing Directors has determined pursuant to Section 2(m) above that an event does not constitute a Change of Control and subsequently revokes such determination within 10 days of such revocation, deposit in such grantor trust assets sufficient to cause the trust to be “fully funded” as of the date of the deposit. For purposes of this paragraph, the grantor trust shall be deemed “fully funded” as of any date if, as of that date, the fair market value of the assets held in trust with respect to this Plan is not less than the aggregate present value as of that date of (1) all benefits then in pay status under the Plan (including benefits not yet commenced but in respect of Participants who have retired, died or otherwise terminated employment under circumstances entitling them to such benefits hereunder) plus (2) all benefits that would be payable under the Plan if all other Participants were deemed to have retired or terminated employment (other than by reason of death) under circumstances entitling them to benefits on that date. In applying the preceeding sentence, the value of Deferral Accounts shall include interest recalculated in the manner described in Section 6(d) at 130% of the Declared Rate for each year (and fractional years expressed in days) of the Participant’s participation in the Plan, whether or not such rate would in fact apply were such Accounts to become payable, and present value shall be determined by using the Bank’s base rate in effect on the day of the Change of Control.

In the event a grantor trust is established and, following a Change of Control, the Corporation obtains an opinion of counsel acceptable to itself and to the trustee of such trust, that the Plan would be deemed “funded” for purposes of Title I of ERISA by reason of such trust, or that amounts held by the grantor trust with respect to the Plan would by reason of the existence of such trust be includible in the income of Participants prior to distribution, and as a result thereof the grantor trust is terminated, all Deferral Accounts, to the extent of the assets then held in such trust, shall become payable in the form of lump sum distributions. In such event, the interest credited to the Deferral Accounts of the Participants shall be recalculated in the manner described in Section 6(d) at 130% of the Declared Rate for each year (and fractional years expressed in days) of the Participant’s participation in the Plan.

11. Rights Are Non-Assignable.

Neither the Participant nor any beneficiary nor any other person shall have any right to assign or otherwise alienate the right to receive payments hereunder, in whole or in part, which payments are expressly agreed to be non-assignable and non-transferable, whether voluntarily or involuntarily.

12. Taxes.

If the Employer is required to withhold taxes from payments under the Plan, the amounts payable to Participants shall be reduced by the tax so withheld.

13. Termination; Amending.

The Plan shall continue in effect until terminated by action of the Board of Directors of the Corporation. Upon termination of the Plan, no deferral of Salary or Bonuses thereafter paid to a Participant shall be made and no individual not a Participant as of the date of termination shall become a Participant thereafter. If, at the time of termination, there is any Participant or beneficiary of a Participant who is or will be entitled to a payment hereunder, the Committee shall elect either (a) to make payments to such Participants or beneficiaries in the normal course as if the Plan had continued in effect, or (b) to pay to such Participants or beneficiaries the balance in the Participant’s Deferral Accounts in single lump-sum payments. For purposes of calculating the lump-sum payment referred to in the preceding sentence, the interest credited to the Deferral Accounts of any Participant who had not died, terminated employment or retired prior to the termination of the Plan shall be recalculated in the manner described in Section 6(d)

at 130% of the Declared Rate for each year (and fractional years expressed in days) of his or her participation in the Plan.

The Committee may at any time and from time to time amend the Plan in any manner; provided that, subject to Section 15, no such amendment shall reduce the amounts previously credited to the Deferral Account of any Participant, including interest calculated pursuant to Section 6(d), for periods prior to the date of such amendment, or change the time or form of payment hereunder; and provided, further, that no amendment shall eliminate or reduce the Corporation’s obligation to deposit assets in the grantor trust as described in Section 10 in the event of a Change of Control. The Retirement Plan Committee of the Bank may make nonmaterial changes to the Plan.

14. Employment Rights.

Nothing in this Plan shall give any Participant any right to be employed or to continue employment by the Employer.

15. Change in or Interpretation of Law.

It is contemplated that in connection with its obligations under the Plan, the Employer may invest in one or more insurance contracts on the lives of the Participants or may otherwise invest its assets in a manner calculated to provide an after-tax yield sufficient to meet its obligations hereunder. In the event of any change in the federal income tax law or regulations which the Committee, in its judgment, determines will increase the after-tax cost of the Plan to the Employer, or will reduce the after-tax yield from any such contracts or other investments, the Committee reserves the right, in its discretion, to reduce the Declared Rate appropriately to reflect the Employer’s increased cost, including, if the Committee deems it necessary, on a retroactive basis. In the event of any change in or interpretation of law which, in the opinion of counsel acceptable to the Committee, would cause the Plan to be other than an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees (such an unfunded plan being hereinafter referred to as an “exempt plan”) and to be subject to the funding requirements of Title I of the Employee Retirement Income Security Act, as amended (“ERISA”), the Committee may terminate the participation of such Participants as may be necessary to preserve or restore the Plan’s status as an exempt plan and may accelerate payment of their Deferral Accounts or take such other action as may be necessary to preserve or restore such status. If payments to any Participant are accelerated in accordance with the preceding sentence, the Participant’s Deferral Accounts will include interest recalculated in the manner described in Section 6(d) at 130% of the Declared Rate for each year (and fractional years expressed in days) of the Participant’s participation in the Plan.

16. Forfeitures.

Notwithstanding anything in this Plan to the contrary, any benefits payable to a Participant hereunder may be forfeited, discontinued or reduced prior to a Change of Control, if the Committee determines, in its discretion, based on the advice and recommendation of management, that (i) the Participant has been convicted of a felony, (ii) the Participant has failed to contest a prosecution for a felony, or (iii) the Participant has engaged in willful misconduct or dishonesty, any of which is directly harmful to the business or reputation of the Corporation. Following a Change of Control, a Participant’s benefits may be forfeited, discontinued or reduced only if the Participant has been convicted of a felony or has failed to contest a prosecution for a felony.

First Amendment To The

Bank of Boston Corporation and Its Subsidiaries

Deferred Compensation Plan

The Bank of Boston Corporation and Its Subsidiaries Deferred Compensation Plan is hereby amended as follows:

1) Effective October 25, 1990, the definition of “Committee” under Section 2(c) is hereby amended to read as follows:

“Committee” means the Compensation and Nominating Committee of the Board of Directors of the Corporation.”

2) The first sentence of Section 6(c) is hereby amended to read as follows:

“As of the end of each calendar year, the Employer shall credit to a separate Deferral Account for each eligible Participant the sum of (i) and (ii) below, minus (iii) below, where (i) is such amount as would have been contributed by the Employer on behalf of the Participant as a matching contribution under the Participant’s 401(k) Plan for such year but for the limitations imposed upon such 401(k) Plan by the sections 415, 401(a)(l7) or 402(g) of the Code, or by the nondiscrimination requirements of sections 401(k) or 401(m) of the Code; (ii) is an amount equal to a percentage to be specified by the Committee of the Participant’s Salary deferred under this Plan for such year; provided, that the sum of (i) and (ii) shall not exceed four percent of the Participant’s Salary for such year or such other percentage or amount as may be determined by the Committee; and (iii) is such offsets or reductions as may be specified by the Committee.”

3) The third sentence of Section 6(d) shall be amended to read as follows:

“If the Participant should terminate employment with the Employer after the Participant’s 55th birthday, or on account of death prior to retirement or Disability of at least thirty (30) months’ duration, the interest credited to the Participant’s Deferral Accounts for all years (and fractional years expressed in days) of his or her participation in the Plan shall be recalculated in the manner described in the first sentence of this paragraph at 130% times the Declared Rate for each such year.”

SECOND AMENDMENT TO BANK OF BOSTON CORPORATION AND ITS

SUBSIDIARIES DEFERRED COMPENSATION PLAN

The Bank of Boston Corporation and its Subsidiaries Deferred Compensation Plan, as amended (the “Plan”), is hereby amended, effective as of June 23, 1994 unless otherwise noted, as follows:

1. Section 2(m) is restated in its entirety as follows:

(m) “Change of Control” means the occurrence of any one of the following events:

(i) a Bank Holding Company Act Control Acquisition; or

(ii) a Twenty-five Percent Stock Acquisition;

(iii) an Unusual Board Change; or

(iv) a Securities Law Change of Control; or

(v) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets (or any transaction having a similar effect).

2. Section 2(o) is restated in its entirety as follows:

(o) “Continuing Director” means any director (i) who has continuously been a member of the Board of Directors of the Corporation since not later than the date of the Plan or (ii) who is a successor of a director described in clause (i), if such successor (and any intervening successor) shall have been recommended or elected to succeed a Continuing Director by a majority of the then Continuing Directors.

3. Section 2(q) is restated in its entirety as follows:

(q) “Securities Law Change of Control” means a change in control of the Corporation of a nature that would be required to be reported in response to item 1(a) of Current Report on Form 8-K or item 6(e) of Schedule 14A of Regulation 14A or any similar item, schedule or form under the Exchange Act, as in effect at the time of the change, whether or not the Corporation is then subject to such reporting requirement, including without limitation a merger or consolidation of the Corporation with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) forty-five percent (45%) or more of the combined voting power of the voting securities (entitled to vote generally for the election of directors) of the Corporation or such surviving or parent entity outstanding immediately after such merger or consolidation and which would result in Continuing Directors immediately prior to such merger or consolidation constituting more than two-thirds (2/3) of the membership of the Board of Directors or the board of such surviving or parent entity immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person acquired twenty-five percent (25%) or more of the combined voting power of the Corporation’s then outstanding securities.

4. Section 2(r) is restated in its entirety as follows:

(r) A “Twenty-Five Percent Stock Acquisition” occurs when any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation’s then outstanding voting securities. “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to a registered offering of such securities in accordance with an agreement with the Corporation, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation. “Beneficial Owner” has the meaning defined in Rule 13d-3 under the Exchange Act.

5. The third sentence of Section 6(d) is amended to read as follows:

If (a) a Change of Control should occur, (b) the Participant should terminate employment with the Employer after the Participant’s 55th birthday, or (c) the Participant should terminate employment with the Employer on account of death prior to retirement or Disability of at least thirty (30) months’ duration, the interest credited to the Participant’s Deferral Accounts for all years (and fractional years expressed in days) of his or her participation in the Plan shall be recalculated in the manner described in the first sentence of this paragraph at 130% times the Declared Rate for each such year.

6. Section 10 is amended by deleting the following text from the second sentence of the second paragraph thereof:

,or if a majority of the Continuing Directors has determined pursuant to Section 2(m) above that an event does not constitute a Change of Control and subsequently revokes such determination within 10 days of such revocation,

7. Section 13 is amended by appending the following separate paragraph to the end thereof:

Notwithstanding the foregoing, no amendment or termination made after a Change of Control shall adversely affect, with respect to such Change of Control, the benefits provided by Section 6(d) hereof or any other obligations, under the Plan, of the Corporation or any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation.

2

Third Amendment

To The BankBoston Corporation and Its

Subsidiaries Deferred Compensation Plan

The BankBoston Corporation and Its Subsidiaries Deferred Compensation Plan (formally The Bank of Boston Corporation and Its Subsidiaries Deferred Compensation Plan) is hereby amended as follows:

1.	Section 2(a) is hereby restated in its entirety as follows:

(a)	“Plan” means the BankBoston Corporation and Its Subsidiaries Deferred Compensation Plan as set forth herein and as from time to time amended.

2.	Section 2(b) is hereby restated in its entirety as follows:

(b)	“Employer” means BankBoston Corporation and such of its subsidiaries which participate in the Plan.

3.	Section 2(c) is hereby restated in its entirety as follows:

(c)	“Committee” means the Compensation Committee of the Board of Directors of the Corporation

4.	Section 2(d) is hereby restated in its entirety as follows:

(d)	“Corporation” means BankBoston Corporation.

5.	Section 2(e) is hereby restated in its entirety as follows:

(e)	“Bank” means BankBoston, N.A.

6.	Sections 2(m), 2(n), 2(o), 2(q), 2(r) and 2(s) are hereby deleted in their entirety and Section 2(m) is replaced with the following:

(m)	“Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(I)	There is an acquisition of control of the Corporation as defined in Section 2(a)(2) of the Bank Holding Corporation Act of 1956, or any similar successor provision, as in effect at the time of the acquisition; or

(II)	Continuing Directors constitute two-thirds or less of the membership of the Board, whether as the result of a proxy contest or for any other reason or reasons; or

(III)	Any Person is or becomes the beneficial owner (as that term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation’s then outstanding voting securities; or

(IV)	There is consummated a merger or consolidation (or similar transaction) of the Corporation or any direct or indirect subsidiary of the Corporation with any other corporation, other than (i) a merger or consolidation (or similar transaction) which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) directly or indirectly sixty percent (60%) or more of the combined voting power of the voting securities (entitled to vote generally for the election of directors) of the Corporation or such surviving or parent entity outstanding immediately after such merger or consolidation and which would result in those persons who are Continuing Directors immediately prior to such merger or consolidation constituting more than two-thirds (2/3) of the membership of the Board or the board of such surviving or parent entity immediately after, or subsequently at any time as contemplated by or as a result of, such merger or consolidation (or similar transaction) or (ii) a merger or consolidation effected to implement a recapitalization or restructuring of the Corporation or any of its subsidiaries (or similar transaction) in which no Person acquired twenty-five percent (25%) or more the combined voting power of the Corporation’s then outstanding securities; or

(V)

The stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets (or any transaction having a similar effect), other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity in which the holders of the voting securities (entitled to vote generally for the election of directors) of the Corporation immediately prior to such sale of disposition continue to own proportionally and beneficially directly or indirectly sixty percent (60%) or more of the combined voting power of the voting securities (entitled to vote generally for the election of directors) of such entity outstanding immediately after such sale or disposition and which would result in those persons who are Continuing Directors immediately prior to such sale or disposition constituting more than two-thirds (2/3) of the membership of the Board or the board of such entity

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immediately after, or subsequently at any time as contemplated by or as a result of such sale or disposition.

“Board” shall mean the Board of Directors of the Corporation.

“Corporation” shall mean BankBoston Corporation and (except in determining whether or not any Change in Control of the Corporation has occurred in connection with such succession) any successor to its business and/or assets which assumes or agrees to continue this Plan, by operation of law or otherwise.

“Continuing Director” shall mean any director (i) who has continuously been a member of the Board of Directors of the Corporation since not later than the date (1) the Corporation enters into any agreement, the consummation of which would result in the occurrence of a Change in Control, (2) the Corporation or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control, or (3) any Person becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act, as amended), directly or indirectly, of securities of the Corporation representing fifteen percent (15%) or more of the combined voting power of the Corporation’s then outstanding securities (entitled to vote generally for the election of directors), or (ii) who is a successor of a director described in clause (i), if such successor (and any intervening successor) shall have recommended or elected to succeed a Continuing Director by a majority of the then Continuing Directors.

“Person” shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to a registered offering of such securities in accordance with an agreement with the Corporation, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportion as their ownership of stock of the Corporation.

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INSTRUMENT PROVIDING FOR THE CESSATION OF ACCRUALS

UNDER THE BANKBOSTON CORPORATION AND ITS

SUBSIDIARIES DEFERRED COMPENSATION PLAN

WHEREAS, FleetBoston Financial Corporation (successor to BankBoston Corporation) (the “Company”) sponsors for the benefit of eligible employees the BankBoston Corporation and Its Subsidiaries Deferred Compensation Plan (the “VDCP”);

WHEREAS, the Human Resources and Board Governance Committee (formerly known as the Human Resources and Planning Committee) of the Board of Directors of the Company (the “HR Committee”), by resolution adopted June 17, 1998, delegated to the General Counsel of the Company the power and authority to amend or terminate any retirement plan maintained as a result of a merger or acquisition by the Company or a subsidiary of the Company; and

WHEREAS, the Company wishes to discontinue all future benefit accruals under the VDCP.

NOW THEREFORE, in consideration of the foregoing, all deferrals, employer credits, and other credits (except for interest credits) under the VDCP shall permanently cease as of December 31, 2000.

IN WITNESS WHEREOF, this Instrument has been executed by a duly authorized officer of the Company this 20th day of December, 2000.

FLEETBOSTON FINANCIAL CORPORATION

By:	/s/ WILLIAM C. MUTTERPERL
William C. Mutterperl
Executive Vice President, General Counsel and Secretary

AMENDMENT

TO THE BANKBOSTON CORPORATION

AND ITS SUBSIDIARIES DEFERRED COMPENSATION PLAN

The BankBoston Corporation and Its Subsidiaries Deferred Compensation Plan is hereby amended, as follows:

1. The last sentence of Section 7(a) is hereby deleted and replaced with the following:

Except as otherwise limited by this Section, a Participant shall have the right to elect the timing and form of the distribution of his or her Deferral Accounts, or to change any prior election, on a form approved by the Committee. An election under this Section is not valid or effective unless filed with the Committee at least one year prior to the Participant’s last day of active employment. A Participant who does not have a valid, timely election in effect on the last day of active employment shall have his or her Deferral Accounts paid in five annual installments following termination of employment.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized officer of FleetBoston Financial Corporation on this 24th day of December, 2001.

FLEETBOSTON FINANCIAL CORPORATION

By:	/s/ WILLIAM C. MUTTERPERL
William C. Mutterperl
Executive Vice President, General Counsel and Secretary